Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey/Chad Jacobs
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES SECOND QUARTER FISCAL 2009 RESULTS

NELSONVILLE, Ohio, July 27, 2009 – Rocky Brands, Inc. (Nasdaq: RCKY) today announced financial results for its second quarter ended June 30, 2009.

For the second quarter of 2009, net sales decreased to $51.2 million versus net sales of $60.5 million in the second quarter of 2008. The Company reported a net loss of $1.4 million, or ($0.25) per diluted share versus net income of $0.7 million, or $0.13 per diluted share a year ago.

Mike Brooks, Chairman and Chief Executive Officer, commented, “Our operating performance continued to be affected by the difficult retail environment during the second quarter. Sales were down as retailers remained cautious with inventory commitments as the result of decreases in consumer spending and store traffic. Our gross margin was also negatively impacted due to higher closeout sales versus a year ago combined with the deleveraging of our manufacturing costs from lower sales volumes. Importantly, our operating expenses are down over 13%, or nearly $6 million year-to-date and we move forward a much leaner, more efficient organization.  Looking ahead, the combination of lower SG&A levels, our current order book, and easier comparisons, has us optimistic that we can deliver improved profitability year-over-year during the second half of 2009.”

Second Quarter Review
Net sales for the second quarter decreased to $51.2 million compared to $60.5 million a year ago. Wholesale sales for the second quarter were $37.9 million compared to $42.5 million for the same period in 2008. The decline in wholesale sales was primarily attributable to lower than expected orders as many accounts are choosing to operate with leaner inventory levels during this challenging economy. Retail sales for the second quarter were $12.3 million compared to $16.2 million for the same period last year. Retail sales were down year-over-year as a result of the ongoing transition to more internet driven transactions and the decision to remove a portion of our Lehigh mobile stores from operation to help lower costs as discussed below. Military segment sales for the second quarter were $0.9 million versus $1.8 million for the same period in 2008.

Gross margin in the second quarter of 2009 was $17.7 million, or 34.6% of sales compared to $24.4 million, or 40.3% for the same period last year.  The decrease in gross margin as a percentage of sales was primarily attributable to higher closeout sales, lower retail sales, which carry a higher gross margin, and increased manufacturing costs versus a year ago.

Selling, general and administrative (SG&A) expenses decreased $2.8 million or 13.4% to $18.1 million, or 35.4% of sales for the second quarter of 2009 compared to $20.9 million, or 34.5% of sales, a year ago. The decrease in SG&A expenses was primarily the result of a reduction in salaries & benefits, freight, sales commissions and Lehigh mobile store expenses.

Loss from operations was $0.4 million for the period compared to income from operations of $3.5 million in the prior year.

Interest expense decreased $0.5 million or 20.8% to $1.9 million for the second quarter of 2009 versus $2.4 million for the same period last year. The decrease is the result of a reduction in average borrowings combined with lower interest rates compared to the same period last year.

The Company’s funded debt decreased $13.9 million, or 13.7% to $87.5 million at June 30, 2009 versus $101.4 million at June 30, 2008.

Inventory decreased $6.2 million, or 7.3%, to $79.3 million at June 30, 2009 compared with $85.5 million on the same date a year ago.

Conference Call Information
The Company’s conference call to review second quarter fiscal 2009 results will be broadcast live over the internet today, Monday, July 27, 2009 at 4:30 pm Eastern Time.  The broadcast will be hosted at www.rockybrands.com.

About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky Outdoor Gear®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Dickies®, Michelin® and Mossy Oak®.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding improved profitability (paragraph 3).  These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2008 (filed March 3, 2009) and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009 (filed May 4, 2009).  One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2009	December 31, 2008	June 30, 2008
	Unaudited		Unaudited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$2,865,461	$4,311,313	$3,025,144
Trade receivables – net	44,454,476	60,133,493	59,245,156
Other receivables	1,924,195	1,394,235	1,010,254
Inventories	79,286,477	70,302,174	85,542,820
Deferred income taxes	2,167,966	2,167,966	1,952,536
Prepaid & refundable income taxes	2,413,523	75,481	729,024
Prepaid expenses	1,396,308	1,455,158	2,703,446
Total current assets	134,508,406	139,839,820	154,208,380
FIXED ASSETS – net	23,777,945	23,549,319	24,090,519
IDENTIFIED INTANGIBLES	30,769,248	31,020,478	36,207,210
OTHER ASSETS	4,236,066	2,452,501	2,323,778
TOTAL ASSETS	$193,291,665	$196,862,118	$216,829,887

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$8,504,099	$9,869,948	$13,238,830
Current maturities – long term debt	495,976	480,723	338,314
Accrued expenses:
Taxes - other	502,032	641,670	840,751
Other	4,504,202	4,261,689	4,703,591
Total current liabilities	14,006,309	15,254,030	19,121,486
LONG TERM DEBT – less current maturities	87,023,125	87,258,939	101,042,347
DEFERRED INCOME TAXES	9,438,921	9,438,921	12,951,828
DEFERRED LIABILITIES	4,095,782	3,960,472	1,257,606
TOTAL LIABILITIES	114,564,137	115,912,362	134,373,267
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June
30, 2009 - 5,547,215; December 31, 2008 - 5,516,898;
June 30, 2008 - 5,508,278	54,384,172	54,250,064	54,168,292

Accumulated other comprehensive loss	(3,062,448)	(3,222,215)	(1,500,197)
Retained earnings	27,405,804	29,921,907	29,788,525
Total shareholders' equity	78,727,528	80,949,756	82,456,620
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$193,291,665	$196,862,118	$216,829,887

 Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
NET SALES	$51,188,615	$60,507,421	$101,253,176	$120,992,137

COST OF GOODS SOLD	33,470,943	36,111,328	63,443,016	70,646,379

GROSS MARGIN	17,717,672	24,396,093	37,810,160	50,345,758

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	18,119,173	20,875,459	38,065,301	43,936,946

(LOSS)/INCOME FROM OPERATIONS	(401,501)	3,520,634	(255,141)	6,408,812

OTHER INCOME AND (EXPENSES):
Interest expense	(1,936,490)	(2,409,515)	(3,710,420)	(4,816,186)
Other – net	158,023	15,723	33,457	(2,869)
Total other - net	(1,778,467)	(2,393,792)	(3,676,963)	(4,819,055)

(LOSS)/INCOME BEFORE INCOME TAXES	(2,179,968)	1,126,842	(3,932,104)	1,589,757

INCOME TAX (BENEFIT)/EXPENSE	(785,000)	394,000	(1,416,000)	556,000

NET (LOSS)/INCOME	$(1,394,968)	$732,842	$(2,516,104)	$1,033,757

NET (LOSS)/INCOME PER SHARE
Basic	$(0.25)	$0.13	$(0.45)	$0.19
Diluted	$(0.25)	$0.13	$(0.45)	$0.19

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	5,547,215	5,508,278	5,546,880	5,508,058
Diluted	5,547,215	5,520,625	5,546,880	5,523,265